SECURITIES AND EXCHANGE COMMISSION

     WASHINGTON, D.C. 20549


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           FORM 8-K


      CURRENT REPORT



  PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 30, 2002


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  Commission file number:     000-26361

    Creative Beauty Supply, Inc.
 (Exact name of Small Business Issuer in its charter)

      NEW JERSEY                      22-3392051
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization                Identification No.)


 380 Totowa Road, Totawa, NJ             07512
 (Address of principal executive offices)                (Zip Code)

Registrant's Telephone number, including area code: 973-904-0004


                NOT APPLICABLE
              ------------------
(Former name or former address, if changed since last report)








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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 15, 2002, Ram Venture Holdings Corp.
secured and exercised an option to purchase 130,000 shares of the restricted common stock of Creative.
Through exercise of its option, Ram acquired
130,000 Creative shares at $.121 or $15,600 in cash.

   On January 30, 2002, Creative and Ram entered into an agreement for an exchange of stock pursuant to which Creative acquired 2,000,000 authorized but previously unissued Ram common shares in exchange for 500,000 authorized but previously unissued
Creative common shares.

Upon completion of the exchange, Creative had acquired 11.8% of Ram's issued and outstanding common shares and Ram had acquired 18.2% of Creative's issued and outstanding common shares when aggregated with the 130,000 common shares acquired upon option exercise.

Ram was incorporated in the State of Florida in 1984. Ram was organized for the purpose of developing and marketing a house arrest program to relieve the need for incarceration in a jail or similar facility. Ram was commercially active in that area until mid- 1998.

Since August 31, 1998, Ram has had no commercial operations, intending to conserve its assets while seeking one or more opportunities for merger, acquisition or suitable commercial enterprise. Ram anticipates acquiring additional ownership interest in Creative and intends to assist Creative in seeking one or more opportunities for merger, acquisition or other form of combination for the purpose of expanding and enhancing Creative's operations and its shareholder value.

           SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Beauty Supply, Inc.

Date: January 11, 2002

By: /s/ Carmine Catizone
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Carmine Catizone
President